Exhibit 99

Joint Filer Information

Date of Event Requiring Statement:	August 15, 2006

Issuer Name and Ticker or Trading Symbol:	NRG Energy, Inc. [NRG]

Designated Filer:	KKR Millennium GP (Energy) LLC

Other Joint Filers:
KKR Millennium Fund (Energy) L.P.
KKR Partners III, L.P. (Series I)
KKR Associates Millennium (Energy) L.P.
Henry R. Kravis
George R. Roberts
Todd A. Fisher
Jacques Garaialde
Perry Golkin
James H. Greene, Jr.
Johannes P. Huth
Marc S. Lipschultz
Michael W. Michelson
Alexander Navab
Paul E. Raether

Address:	The principal business address of each of the filers is c/o
Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street,
New York, NY 10019

Signatures:

*
KKR Millennium GP (Energy) LLC

*
KKR Millennium Fund (Energy) L.P.

*
KKR Partners III, L.P. (Series I)

*
KKR Associates Millennium (Energy) L.P.

*
Henry R. Kravis

*
George R. Roberts

*
Todd A. Fisher

*
Jacques Garaialde

*
Perry Golkin

*
James H. Greene, Jr.

*
Johannes P. Huth

*
Marc S. Lipschultz

*
Michael W. Michelson

*
Alexander Navab

*
Paul E. Raether

*By:	/s/ William J. Janetschek
William J. Janetschek, by power of attorney for all Reporting Persons

Date: August 16, 2006